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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):
                                 AUGUST 15, 1997




                            LAMAR ADVERTISING COMPANY
             (Exact name of registrant as specified in its charter)



       DELAWARE                     0-20833                   72-1205791
(State or other jurisdiction   (Commission File              (IRS Employer
  of incorporation)                 Number)               Identification No.)




             5551 CORPORATE BOULEVARD, BATON ROUGE, LOUISIANA 70808
              (Address of principal executive offices and zip code)


                                 (504) 926-1000
              (Registrant's telephone number, including area code)
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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

            On August 15, 1997, a wholly-owned subsidiary of Lamar Advertising Company (the "Company") acquired from Outdoor Systems, Inc. ("OSI"), for a cash purchase price of approximately $116.0 million, certain outdoor advertising assets that OSI had acquired from National Advertising Company ("3M"). Pursuant to this acquisition, the Company has acquired approximately 1,745 bulletin displays in ten markets in the states of Arizona, California, Colorado, Georgia, Kentucky, Louisiana, Michigan, Missouri and Texas.

            The Company financed the acquisition with a $114 million draw under its credit facility with a syndicate of commercial banks, with the balance of the purchase price derived from the Company's working capital. The nature and amount of the consideration paid in the acquisition were determined by negotiation between the Company and OSI. There was no material relationship between OSI and the Company or any of its affiliates, directors or officers, or any associate of any director or officer of the Company.


ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

            (a)   Financial Statements.

                  To be filed by amendment.

            (b)   Pro Forma Financial Statements.

                  To be filed by amendment.

            (c)   Exhibits.

                  2.1 Asset Purchase Agreement dated as of August 15, 1997 between The Lamar Corporation and Outdoor Systems, Inc. Filed herewith.
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 27, 1997              LAMAR ADVERTISING COMPANY


                                    By: /s/ Keith A. Istre
                                       ---------------------------------------
                                       Keith A. Istre
                                       Treasurer and Chief Financial Officer
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                                  EXHIBIT INDEX

EXHIBIT                                                             SEQUENTIAL
   NO.            DESCRIPTION                                        PAGE NO.
-------           -----------                                        --------
2.1 Asset Purchase Agreement dated as of August 15, 1997 between The Lamar Corporation and Outdoor Systems, Inc.
             Filed herewith.